SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

         / /   Preliminary Proxy Statement
         / /   Confidential, for Use of the Commission Only (as permitted by
               Rule 14a-6(e)2))
         / /   Definitive Proxy Statement
         / /   Definitive Additional Materials
         /X/   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12



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                  (Name of Registrant as Specified in Charter)


             THE COMMITTEE TO REVITALIZE DOMINION BRIDGE CORPORATION
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      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2)      Aggregate number of securities to which transaction applies:

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         (3)      Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



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         (2)      Form, Schedule or Registration Statement no.:



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         (3)      Filing Party:



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         (4)      Date Filed:

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
                                  PRESS RELEASE
                                  -------------


         Committee To Revitalize Dominion Bridge Corporation Is Formed:
         --------------------------------------------------------------
         Objective Is To Replace The Company's Senior Executives Through
         ---------------------------------------------------------------
                       A Solicitation For Written Consent
                       ----------------------------------


         New York -- May 23, 1997 -- Announcement was made today of the formation of The Committee to Revitalize Dominion Bridge Corporation (NASDAQ:
DBCO) and its plan to initiate a written consent solicitation to oust the current senior executives of Dominion Bridge. The Committee believes that Dominion Bridge is poorly managed and that its senior executives have lost virtually all credibility. Stockholders have borne the brunt of this mismanagement, as evidenced by the price of Dominion Bridge's share price, which has plummeted from $8 5/32 to its present $1 1/2 in just two years, losing over 80% of its value. The Committee believes that the Company requires a new team of senior executives to manage the Company, return it to profitability and, ultimately, to improve the value of stockholders' investment. The Committee today has taken three actions to further these objectives.

         First, it filed preliminary consent solicitation materials with the Securities and Exchange Commission (S.E.C.) with respect to obtaining written consents seeking to oust the three senior executive officers of Dominion Bridge Corporation -- Michel Marengere, Chairman and Chief Executive Officer, Nicolas Matossian, President and Chief Operating Officer and Olivier Despres, Secretary -- and replace them with its nominees. Second, a stockholder of the Company has filed the first written consent, thereby establishing today as the record date for the consent solicitation and July 22, 1997 as the final day by which written consents must be obtained.

         Finally, the Committee has commenced a lawsuit in Federal district court in Wilmington, Delaware seeking relief under the Federal securities laws relating to the dissemination by the Company of certain false and misleading information in various public filings, and seeking, among other things, a declaratory judgment that the Dominion Bridge bylaw which prohibits stockholder action by written consent is illegal because it is not authorized in the Company's charter. The lawsuit also seeks to void the election of directors at the Company's 1997 annual meeting of stockholders held this past February, because of certain false and misleading disclosures made prior to the 1997 annual meeting.

         The Committee to Revitalize Dominion Bridge Corporation is a newly-formed, unincorporated business association based in New York. Mr. John D. Kuhns is the Chairman, Mr. Kenneth W. Mariash is the President and Chief Executive Officer and Mr. John M. Dutton is the Secretary. If through the consent solicitation process the Committee obtains written consents to its proposal from a majority of Dominion Bridge's stockholders, those three individuals would assume the same positions as executive officers of the Company. Mr. Kuhns is an investment banker and businessman who specializes in project finance and is the former Chairman and Chief Executive Officer of The New World Power Corporation and former President and Chief Executive Officer of Catalyst Energy Corporation. Mr. Mariash, a Canadian citizen, has had extensive experience as the Chief Executive Officer of his own engineering, procurement and construction firm based in Calgary. Mr. Mariash has a significant background in the real estate and the offshore drilling industries in the United States and Canada. Mr. Dutton has extensive experience as an executive vice president for a major U.S.


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
corporation, as well as more recent experience in the investment banking and investment management fields.

         The Committee has retained the law firms of Olshan Grundman Frome & Rosenzweig LLP, of New York, and Morris, Nichols, Arsht & Tunnell, of Wilmington, Delaware, to represent it. The Committee has also retained Georgeson & Company Inc. to act as its proxy solicitor once the S.E.C. completes its review of the consent solicitation materials. This announcement does not constitute the solicitation of proxies, which can only be made through proxy materials which comply with applicable legal requirements.

                                      * * *

         The Committee to Revitalize Dominion Bridge corporation was formed in May 1997 by, and consists, of Messrs. Kuhns, Mariash and Dutton to undertake the written consent solicitation to oust the Company's senior executives. The Committee is an unincorporated business association with its office at 420 Lexington Ave, Suite 2860, New York, N.Y. 10170. Its telephone number is (212) 953-1010. The Committee's officers are Messrs. Kuhns, Mariash and Dutton. Other participants may include Henry Hermann, the executive vice president of Kuhns Brothers & Company, Inc. Mr. Kuhns owns 100 shares of Common Stock; Mr. Mariash owns no shares of Common Stock; Mr. Dutton owns 1,900 shares of Common Stock; Mr. Hermann owns 45,000 shares of Common Stock; and the Committee owns 100 shares of Common Stock. Collectively, the Committee owns less than 1% of the Shares. No such


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
participant or associate owns any securities other than shares of Common Stock and no such participant or associate owns any such shares of record but not beneficially.


FOR INFORMATION CONTACT:                    MR. JOHN D. KUHNS AT (212) 953-1010,
                                                                 (860) 435-7000

                                            MR. JOHN M. DUTTON AT (213) 630-4401

                                            MR. HENRY HERMANN, KUHNS BROTHERS &
                                            COMPANY, INC. AT (214) 871-0404


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